UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 15, 2014

WPCS INTERNATIONAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Eagleview Boulevard, Suite 300, Exton, PA 19341

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (484) 359-7228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 15, 2014, WPCS International Incorporated (the “Company”) reconvened a special meeting of stockholders, at which the Company’s stockholders approved three proposals and one proposal was rejected as it did not obtain the affirmative votes of the holders of a majority of shares issued and outstanding. The proposals are described in detail in its proxy statement filed pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, on April 28, 2014.

Proposal 1

The Company’s stockholders authorized the sale by the Company of all the issued and outstanding capital stock of The Pride Group (QLD) Pty Ltd, pursuant to the Securities Purchase Agreement by and between WPCS Australia Pty Ltd and Turquino Equity LLC, dated September 19, 2013, as set forth below:

Votes For	Votes Against	Abstentions
4,146,493	428,884	79,188

Proposal 2

The Company’s stockholders rejected an amendment to the Certificate of Incorporation of the Company to increase the Company’s authorized shares of common stock from 14,285,714 to 75,000,000, as set forth below:

Votes For	Votes Against	Abstentions
3,530,155	854,097	270,312

Proposal 3

The Company’s stockholders approved the potential issuance of more than 20% of the Company’s issued and outstanding common stock at a price that is less than the greater of book or market value in accordance with a securities purchase agreement between the Company and the buyers named therein, dated December 17, 2013, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,561,790	817,070	275,704	1

Proposal 4

The Company’s stockholders approved the Company’s 2014 Equity Incentive Plan, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,654,766	757,643	242,155	1

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERNATIONAL INCORPORATED

Date: July 16, 2014	By: /s/ JOSEPH HEATER
Joseph Heater
Chief Financial Officer